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                                                                      EXHIBIT 11


                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)





                                                             Three Months Ended December 31,
                                                                   1997           1996
                                                                 --------       --------

Basic:
   Weighted average number of shares outstanding                  100,814         92,230
                                                                 --------       --------
   Net income                                                    $ 41,327       $ 20,115
                                                                 --------       --------
   Per share amount                                              $    .41       $    .22
                                                                 --------       --------

Diluted:
   Weighted average number of shares outstanding                  100,814         92,230
   Net effect of dilutive stock options and warrants-based
      on the treasury stock method using average market price       6,096          6,776
   Assumed conversion of 5% convertible notes                       9,517          9,517
                                                                 --------       --------
   Total                                                          116,427        108,523
                                                                 --------       --------
   Net income                                                    $ 41,327       $ 20,115
   Add 5% convertible note interest, net
      of tax effect                                                 1,348          1,402
                                                                 --------       --------
   Total                                                         $ 42,675       $ 21,517
                                                                 --------       --------
   Per share amount                                              $    .37       $    .20
                                                                 --------       --------
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